Exhibit 5.1

March 10, 2009

Lincoln National Corporation

150 N. Radnor Chester Road

Radnor, Pennsylvania 19087

Ladies and Gentlemen:

In my capacity as General Counsel of Lincoln National Corporation, an Indiana corporation (the “Company”), I am furnishing this opinion in connection with the filing by the Company and the other related registrants with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-3 (as it may be amended or supplemented from time to time, the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the contemplated issuance from time to time of the following securities (the “Registered Securities”): (i) senior debt securities of the Company (the “Senior Debt Securities”), which may be issued pursuant to a Senior Indenture dated as of March 10, 2009, as supplemented from time to time, between the Company and The Bank of New York Mellon, as trustee (as so supplemented, the “Senior Indenture”); (ii) subordinated debt securities of the Company (the “Subordinated Debt Securities”), which may be issued pursuant to a Subordinated Indenture, between the Company and The Bank of New York Mellon, as trustee (the “Subordinated Indenture”) to be executed by the Company; (iii) junior subordinated debt securities of the Company (the “Junior Subordinated Debt Securities” and, together with the Senior Debt Securities and Subordinated Debt Securities, the “Debt Securities”), which may be issued pursuant to a Junior Subordinated Indenture, dated as of March 10, 2009, as supplemented from time to time, between the Company and The Bank of New York Mellon, as trustee (as so supplemented, the “Junior Subordinated Indenture” and, together with the Senior Indenture and Subordinated Indenture, the “Indentures”); (iv) shares of preferred stock of the Company, no par value per share (the “Preferred Stock”); (v) shares of common stock of the Company, no par value per share (the “Common Stock”); (vi) depositary shares representing fractional interests in Debt Securities, Common Stock or Preferred Stock (the “Depositary Shares”) evidenced by depositary receipts (the “Receipts”); (vii) warrants to purchase any of the foregoing Debt Securities, Preferred Stock, Common Stock or other securities described in the Registration Statement, including other warrants, property or assets (the “Warrants”) pursuant to one or more warrant agreements (“Warrant Agreements”); (vii) stock purchase contracts representing rights to purchase or sell Common Stock, Preferred Stock or other securities, property or assets (“Stock Purchase Contracts”); (viii) stock purchase units (“Stock Purchase Units”) representing ownership of Stock Purchase Contracts and any of (v) Preferred Stock, (w) Debt Securities, (x) debt obligations of third parties, including U.S. Treasury Securities, (y) Depositary Shares or (z) trust preferred securities (“Trust Preferred Securities”) of Lincoln National Capital VII, Lincoln National Capital VIII or Lincoln National Capital IX (each a statutory trust formed under the laws of the State of Delaware and each, a “Lincoln Trust,” and collectively, the “Lincoln Trusts”); (ix) Trust Preferred Securities; and (x) guarantees of the Company of Trust Preferred Securities of the Lincoln Trusts (the

“Guarantees”), which may be issued pursuant to guarantee agreements (“Guarantee Agreements”) to be executed by the Company. This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In so acting, I have examined originals or copies, certified or otherwise identified to my satisfaction, of the Registration Statement and such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company as I have deemed relevant and necessary as a basis for the opinion hereinafter set forth. I have also made such inquiries of such officers and representatives as I have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

In rendering this opinion, I have assumed, without inquiry, the legal capacity of all natural persons, the due organization and valid existence of the Company, the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to the original documents of documents submitted to me as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies.

In making my examination of executed documents or documents to be executed, I have assumed that the parties thereto, other than the Company, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and I have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and (except to the extent I have opined on such matters below) the validity and binding effect on such parties. In addition, I have assumed (i) a definitive purchase, underwriting or similar agreement with respect to any Registered Securities will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; (ii) the Registration Statement and any amendments thereto (including any post-effective amendments) will have become effective and comply with all applicable laws at the time the Registered Securities are offered or issued as contemplated by the Registration Statement and no stop order suspending its effectiveness will have been issued and remain in effect; (iii) that all Registered Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the applicable prospectus supplement; (iv) that a prospectus supplement or term sheet will have been prepared and filed with the Commission describing the Registered Securities offered thereby and will comply at all relevant times with all applicable laws; (v) the applicable Indenture or Indentures and indenture trustees will have been duly qualified under the Trust Indenture Act of 1939, as amended, and a Statement of Eligibility of the Trustee on a Form T-1 has been or will be filed with the Commission with respect to each such trustee; (vi) that the Company will continue to be validly existing under the laws of Indiana; (vii) the Company will have obtained any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities necessary (x) to issue and sell the Registered Securities being offered and (y) to execute and deliver the applicable Indenture, Warrant, Warrant

Agreement, Stock Purchase Contract, purchase agreement, Guarantee Agreement or other applicable operative document; and (viii) any securities issuable upon conversion, exchange, redemption or exercise of any Registered Securities being offered will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange, redemption or exercise and, with respect to shares of Common Stock or Preferred Stock offered, there will be sufficient shares of Common Stock or Preferred Stock authorized under the Company’s Restated Articles of Incorporation and not otherwise reserved for issuance. As to any facts material to the opinions expressed herein that I have not independently established or verified, I have relied upon, and assumed the accuracy of, statements and representations of officers and other representatives of the Company and others.

Based on the foregoing, and subject to the qualifications, exceptions and assumptions stated herein, I am of the opinion that:

1. When (i) the terms of the Preferred Stock and of its issuance and sale have been duly established in conformity with the Company’s Restated Certificate of Incorporation and duly authorized and approved by all necessary action of the Board of Directors of the Company, including any appropriate committee appointed thereby, so as not to violate any applicable law, rule or regulation or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Company; (ii) Articles of Amendment to the Restated Articles of Incorporation of the Company classifying the Preferred Stock and setting forth the terms thereof have been duly filed and accepted for record; and (iii) such shares of Preferred Stock have been duly issued, sold and paid for in the manner contemplated in the Registration Statement and any prospectus supplement relating thereto, such shares of Preferred Stock (including any Preferred Stock duly issued (x) upon the exercise of any Warrants exercisable for Preferred Stock, (y) upon the conversion or exchange of any Debt Securities that are convertible or exchangeable into Preferred Stock or (z) pursuant to Stock Purchase Contracts), will be validly issued, fully paid and nonassessable.

2. When (i) the terms of the issuance and sale of the Common Stock have been duly authorized and approved by all necessary action of the Board of Directors of the Company, including any appropriate committee appointed thereby, so as not to violate any applicable law, rule or regulation or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Company; and (ii) the shares of Common Stock have been duly issued, sold and paid for as contemplated in the Registration Statement and any prospectus supplement relating thereto, the shares of Common Stock (including any Common Stock duly issued (w) upon the exchange or conversion of any shares of Preferred Stock that are exchangeable or convertible into Common Stock, (x) upon the exercise of any Warrants exercisable for Common Stock, (y) upon the conversion or exchange of any Debt Securities that are convertible or exchangeable into Common Stock or (z) pursuant to Stock Purchase Contracts), will be validly issued, fully paid and nonassessable.

3. Assuming that the Senior Indenture has been duly authorized by all necessary action of the Board of Directors of the Company, including any appropriate committee appointed thereby, and duly executed and delivered by the Company and the trustee, when (i) a Board Resolution (as defined in the Senior Indenture) or supplemental indenture in respect of the Senior Debt Securities has been duly authorized, executed and delivered; (ii) the Board of Directors of the Company, including any appropriate committee appointed thereby, or appropriate officers of the Company have taken any necessary action to approve the issuance and terms of the Senior Debt Securities and related matters; (iii) the form, terms, execution and delivery of the Senior Debt Securities and of their issuance and sale have been duly established in conformity with the Senior Indenture and the applicable Board Resolution or supplemental indenture relating to such Senior Debt Securities so as not to violate any applicable law, rule or regulation or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Company; and (iv) the Senior Debt Securities have been duly executed, attested, issued, authenticated and delivered in accordance with the Senior Indenture and the applicable Board Resolution or supplemental indenture relating to such Senior Debt Securities, and duly issued, sold and paid for as contemplated by the Registration Statement and any prospectus supplement relating thereto and in accordance with the Senior Indenture and any underwriting agreement, Warrants, Warrant Agreements, or other agreement relating to such issuance, against payment of the consideration fixed therefor by the Board of Directors of the Company (including any appropriate committee appointed thereby), the Senior Debt Securities (including any Senior Debt Securities duly issued (x) upon the exchange or conversion of any shares of Preferred Stock that are exchangeable or convertible into Senior Debt Securities, (y) upon exercise of any Warrants exercisable for Senior Debt Securities or (z) as part of Stock Purchase Units) will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

4. Assuming that the Subordinated Indenture, in the form filed as an exhibit to the Registration Statement, has been duly authorized by all necessary action of the Board of Directors of the Company, including any appropriate committee appointed thereby, when (i) the Subordinated Indenture has been duly executed and delivered by the Company and the trustee, (ii) a Board Resolution (as defined in the Subordinated Indenture) or supplemental indenture in respect of the Subordinated Debt Securities has been duly authorized, executed and delivered; (iii) the Board of Directors of the Company, including any appropriate committee appointed thereby, or appropriate officers of the Company have taken any necessary action to approve the issuance and terms of the Subordinated Debt Securities and related matters; (iv) the form, terms, execution and delivery of the Subordinated Debt Securities and of their issuance and sale have been duly established in conformity with the Subordinated Indenture and the applicable Board Resolution or supplemental indenture relating to such Subordinated Debt Securities so as not to violate any applicable law, rule or regulation or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Company; and (v) the

Subordinated Debt Securities have been duly executed, attested, issued, authenticated and delivered in accordance with the Subordinated Indenture and the applicable Board Resolution or supplemental indenture relating to such Subordinated Debt Securities, and duly issued, sold and paid for as contemplated by the Registration Statement and any prospectus supplement relating thereto and in accordance with the Subordinated Indenture and any underwriting agreement, Warrants, Warrant Agreements, or other agreement relating to such issuance, against payment of the consideration fixed therefor by the Board of Directors of the Company (including any appropriate committee appointed thereby), the Subordinated Debt Securities (including any Subordinated Debt Securities duly issued (x) upon the exchange or conversion of any shares of Preferred Stock that are exchangeable or convertible into Subordinated Debt Securities, (y) upon exercise of any Warrants exercisable for Subordinated Debt Securities or (z) as part of Stock Purchase Units) will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

5. Assuming that the Junior Subordinated Indenture has been duly authorized by all necessary action of the Board of Directors of the Company, including any appropriate committee appointed thereby, and duly executed and delivered by the Company and the trustee, when (i) a Board Resolution (as defined in the Junior Subordinated Indenture) or supplemental indenture in respect of the Junior Subordinated Debt Securities has been duly authorized, executed and delivered; (ii) the Board of Directors of the Company, including any appropriate committee appointed thereby, or appropriate officers of the Company have taken any necessary action to approve the issuance and terms of the Junior Subordinated Debt Securities and related matters; (iii) the form, terms, execution and delivery of the Junior Subordinated Debt Securities and of their issuance and sale have been duly established in conformity with the Junior Subordinated Indenture and the applicable Board Resolution or supplemental indenture relating to such Junior Subordinated Debt Securities so as not to violate any applicable law, rule or regulation or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Company; and (iv) the Junior Subordinated Debt Securities have been duly executed, attested, issued, authenticated and delivered in accordance with the Junior Subordinated Indenture and the applicable Board Resolution or supplemental indenture relating to such Junior Subordinated Debt Securities, and duly issued, sold and paid for as contemplated by the Registration Statement and any prospectus supplement relating thereto and in accordance with the Junior Subordinated Indenture and any underwriting agreement, Warrants, Warrant Agreements, or other agreement relating to such issuance, against payment of the consideration fixed therefor by the Board of Directors of the Company (including any appropriate committee appointed thereby), the Junior Subordinated Debt Securities (including any Junior Subordinated Debt Securities duly issued (x) upon the exchange or conversion of any shares of Preferred Stock that are exchangeable or convertible into Junior Subordinated Debt Securities, (y) upon exercise of any Warrants exercisable for Junior Subordinated Debt Securities or (z) as part of Stock Purchase Units) will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

6. Assuming that a Deposit Agreement relating to the Depositary Shares (the “Deposit Agreement”) has been duly authorized by all necessary action of the Board of Directors of the Company, including any appropriate committee appointed thereby, when (i) the Deposit Agreement and Receipts have been duly executed and delivered by the Company and such depositary as shall have been appointed by the Company (the “Depositary”); (ii) the terms of the Depositary Shares and Receipts and of their issuance and sale have been duly established in conformity with the Deposit Agreement relating to such Depositary Shares so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Company; (iv) the shares of Preferred Stock relating to the Depositary Shares have been duly authorized and validly issued and are fully paid and non-assessable as contemplated in paragraph 1 above and have been deposited with the Depositary under the applicable Deposit Agreement and (v) the Receipts have been duly executed, countersigned, registered and delivered, as contemplated by the Registration Statement and any prospectus supplement related thereto, and in accordance with the terms of the Deposit Agreement, Warrants or Warrant Agreements (as defined below) or Stock Purchase Contracts relating to such issuance, against payment of the consideration fixed therefor by the Board of Directors of the Company, the Receipts will be validly issued.

7. Assuming that a Warrant Agreement relating to the Warrants (the “Warrant Agreement”) has been duly authorized by all necessary action of the Board of Directors of the Company, including any appropriate committee appointed thereby, when (i) the Warrant Agreement has been duly executed and delivered by the Company and such warrant agent duly appointed by the Company; (ii) the terms of the Warrants and of their issuance and sale have been duly established in conformity with the Warrant Agreement relating to such Warrants so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Company; and (iii) the Warrants have been duly executed and countersigned in accordance with the Warrant Agreement relating to such Warrants, and issued and sold in the form and in the manner contemplated in the Registration Statement and any prospectus supplement relating thereto, such Warrants will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

8. Assuming that the Stock Purchase Contracts have been duly authorized by all necessary action of the Board of Directors of the Company, including any appropriate committee appointed thereby, when (i) the Stock Purchase Contracts have been duly executed and delivered; (ii) the terms of the Stock Purchase Contracts have been duly established so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Company; (iii) the Stock Purchase Contracts have been duly executed and delivered by the Company and such contract agent as shall have been duly appointed by the Company and any certificates representing Stock Purchase Contracts have been duly executed, authenticated, if required, issued and delivered, in each case, as contemplated by the Registration Statement and any prospectus supplement relating thereto, and in accordance with any Stock Purchase Contract related to such issuance, against payment of the consideration fixed therefor by the Board of Directors of the Company, the Stock Purchase Contracts will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

9. Assuming that the Stock Purchase Units have been duly authorized by all necessary action of the Board of Directors of the Company, including any appropriate committee appointed thereby, when (i) the Stock Purchase Contracts relating to the Stock Purchase Units have been duly executed and delivered; (ii) the terms of the Stock Purchase Units and of their issuance and sale have been duly established so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Company; (iii) the terms of the collateral arrangements relating to such Stock Purchase Units have been duly established and the agreement(s) relating thereto has been duly executed and delivered, in each case so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Company, and the collateral has been deposited with the collateral agent in accordance with such arrangements; and (iv) the Stock Purchase Units have been duly executed, authenticated, if required, and delivered in accordance with the Stock Purchase Contracts, and issued and sold in the form and in the manner contemplated in the Registration Statement and any prospectus supplement relating thereto, such Stock Purchase Units will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

10. Assuming that the Guarantees have been duly authorized by all necessary action of the Board of Directors of the Company, including any appropriate committee appointed thereby, when (i) the applicable Guarantee Agreement has been duly executed and delivered, so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Company; and (ii) the Trust Preferred Securities have been duly issued and delivered by the applicable Lincoln Trust as contemplated by the Registration Statement and any prospectus supplement relating thereto, the Guarantees will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

In addition to the assumptions, comments, qualifications, limitations and exceptions set forth above, the opinions set forth herein are further limited by, subject to and based upon the following:

a.	My opinions herein reflect only the application of applicable laws of the State of

Indiana, and the federal laws of the United States of America. The opinions set forth herein are made as of the date hereof and are subject to, and may be limited by, future changes in the factual matters set forth herein, and I undertake no duty to advise you of the same. The opinions expressed herein are based upon the law in effect (and published or otherwise generally available) on the date hereof, which laws are subject to change with possible retroactive effect, and I assume no obligation to revise or supplement these opinions should such law be changed by legislative action, judicial decision or otherwise. In rendering my opinions, I have not considered, and hereby disclaim any opinion as to, the application or impact of any laws, cases, decisions, rules or regulations of any other jurisdiction, court or administrative agency. I am a member of the Bar in the State of Indiana, and I have relied as to matters of New York law on the opinion of Blank Rome LLP dated the date hereof and to be filed as Exhibit 5.3 to the Registration Statement.

b.	My opinions set forth above are subject to and may be limited by (i) applicable bankruptcy, insolvency, reorganization, receivership, moratorium, receivership, rearrangement, liquidation, conservatorship and other similar laws or equitable principles affecting or related to the rights and remedies of creditors generally, including, without limitation, laws relating to fraudulent conveyances, preferences and equitable subordination; (ii) general principles of equity (regardless of whether considered in a proceeding in equity or at law); (iii) public policy considerations which may limit the rights of parties to obtain remedies; (iv) an implied covenant of good faith and fair dealing; (v) requirements that a claim with respect to any Debt Securities or Guarantees denominated other than in United States dollars (or a judgment denominated other than in United States dollars with respect to such a claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law; (vi) governmental authority to limit, delay or prohibit the making of payments outside the United States or in foreign currency or composite currency; and (vii) the availability of equitable remedies, including, without limitation, specific performance or injunctive relief.

c.	My opinions are further subject to the effect of generally applicable rules of law arising from statutes, judicial and administrative decisions, and the rules and regulations of governmental authorities that: (i) limit or affect the enforcement of provisions of a contract that purport to require waiver of the obligations of good faith, fair dealing, diligence and reasonableness; (ii) limit the availability of a remedy under certain circumstances where another remedy has been elected; (iii) limit the enforceability of provisions releasing, exculpating or exempting a party from, or requiring indemnification of a party for, liability for its own action or inaction, to the extent the action or inaction involves negligence, recklessness, willful misconduct or unlawful conduct; (iv) may, where less than all of the contract may be unenforceable, limit the enforceability of the balance of the contract to circumstances in which the unenforceable portion is not an essential part of the agreed exchange and (v) govern and afford judicial discretion regarding the determination of damages and entitlement to attorneys’ fees.

d.	I express no opinion as to the enforceability of any rights to indemnification or contribution provided for in any Indentures or other agreements which are violative of public policy underlying any law, rule or regulation (including any federal or state securities law, rule or regulation) or the legality of such rights.

e.	I express no opinion as to the enforceability of any provision in any Indentures, Deposit Agreements, Warrant Agreements, Stock Purchase Contracts, Guarantee Agreements or other agreements purporting or attempting to (i) confer exclusive jurisdiction and/or venue upon certain courts or otherwise waive the defenses of forum non conveniens or improper venue; (ii) confer subject matter jurisdiction on a court not having independent grounds therefor; (iii) modify or waive the requirements for effective service of process for any action that may be brought; (iv) waive the right of the Company or any other person to a trial by jury; (v) provide that decisions by a party are conclusive; or (vi) modify or waive the rights to claims, notice, legal defenses, rights granted by law, subrogation, opportunity for hearing, evidentiary requirements, statutes of limitations, other procedural rights or other benefits that cannot be waived under applicable law.

f.	I express no opinion as to the enforceability of (i) consents to, or restrictions upon, judicial relief; (ii) waivers of rights or defenses with respect to stay, extension or usury laws; (iii) waivers of broadly or vaguely stated rights; (iv) provisions for exclusivity, election or cumulation of rights or remedies; (v) provisions authorizing or validating conclusive or discretionary determinations; (vi) grants of setoff rights; (vii) proxies, powers and trusts; (viii) restrictions upon non-written modifications and waivers; (ix) provisions prohibiting, restricting, or requiring consent to assignment or transfer of any right or property; or (x) provisions for liquidated damages, default interest, late charges, monetary penalties, make-whole premiums or other economic remedies to the extent such provisions are deemed to constitute a penalty.

g.	In addition, I express no opinion with respect to (i) whether acceleration of the Debt Securities may affect the collectibility of that portion of the stated principal amount thereof that might be determined to constitute unearned interest thereon; (ii) compliance with laws relating to permissible rates of interest; or (iii) the creation, validity, perfection or priority of any security interest or lien.

h.	You have informed me that you intend to issue the Registered Securities from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof. I understand that prior to issuing any Registered Securities you will afford me an opportunity to review the operative documents pursuant to which such Registered Securities are to be issued (including the applicable prospectus supplement) and will file such supplement or amendment to this opinion (if any) as I may reasonably consider necessary or appropriate by reason of the terms of such Registered Securities.

I consent to the use of this opinion as an exhibit to the Registration Statement. I also consent to any and all references to myself in the prospectus which is part of said

Registration Statement. In giving this consent, I do not thereby admit that I am within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder. This opinion letter is limited to the matters set forth herein, and no opinion may be inferred or implied beyond the matters expressly set forth herein. This opinion letter is not a guaranty nor may one be inferred or implied.

Very truly yours,

/s/ Dennis L. Schoff
Dennis L. Schoff
Senior Vice President and General Counsel